Exhibit 99.1

News Release		For Immediate Release

Contact:	Jeff Laudin	March 4, 2010
Phone:	402-963-1158
Fax:	402-963-1198

Valmont Announces Offer for Delta, PLC (LSE: DLTA)

Omaha, NE - Valmont Industries, Inc. (NYSE: VMI), a leading global manufacturer of engineered support structures, coating services for infrastructure, and mechanized irrigation equipment for agriculture, announced today that the boards of directors of Valmont and Delta, PLC (Delta) have agreed to the terms of a recommended cash offer for all of the outstanding ordinary shares of Delta. Delta, which reported 2008 revenues of approximately $500 million, provides hot-dip galvanizing services, is a manufacturer of support structures for the lighting, wireless and utility industry, industrial access systems, and road safety systems. Delta with headquarters in London, U.K., has operations in Australia, New Zealand, the United States, China, South Africa and throughout Southeast Asia.

The offer price is £1.85 per ordinary share, representing a transaction value of approximately $430 million at current exchange rates. Valmont will finance the transaction with cash and debt. The transaction is subject to the satisfaction of customary closing conditions, including Delta shareholder acceptance and regulatory approvals. Valmont expects to close the transaction in the second quarter.

“Delta’s engineered support structures business and galvanizing facilities adds size and geographic coverage to our current businesses. Delta’s access systems and road safety businesses bring new growth platforms for Valmont,” said Mogens C. Bay, Valmont’s Chairman and Chief Executive Officer. “With leadership positions in the fast growing Asian markets, and in Australia’s strong resource driven economy, Delta extends Valmont’s global footprint in attractive markets. We look forward to welcoming Delta’s 2,500 employees, including its strong management team, to the Valmont organization. This acquisition is expected to be accretive to earnings in 2011.”

Todd Atkinson, Delta’s Chief Executive Officer added, “The offer presented by Valmont provides a most attractive strategic outcome for the Delta Group. Shareholders will realize value for the Delta Group’s progress over the past several years as well as for our businesses’ potential for further growth. The Delta Group’s businesses, management and employees will become part of a substantially larger group that has similar strategic ambitions, management practices and culture, and will have greater opportunities for new challenges and development.  The Offer is the result of several years’ effort to achieve such an outcome for the Delta Group, and I am pleased to recommend it to our shareholders.”

-more-

Valmont Industries, Inc. • One Valmont Plaza • Omaha, Nebraska 68154 U.S.A. • www.valmont.com

An audio discussion of the transaction by Valmont officers, Mogens C. Bay, Chairman and Chief Executive Officer, and Terry J. McClain, Senior Vice President and Chief Financial Officer, will be available live by telephone by dialing 1-877-493-2981 and entering Conference ID#: 60900082  or via the Internet at 7:30 a.m. March 4, 2010 CST, by pointing browsers to: http://www.valmont.com/page.aspx?id=445&pid=21 After the event you may listen by accessing the above link or by telephone. Dial 1-800-642-1687 or 706-645-9291, and enter the Conference ID#: 60900082 beginning March 4, 2010 at 10:00 a.m. CST through 12:00 p.m. CST on March 11, 2010.

Valmont is the global leader in designing and manufacturing poles, towers and structures for lighting and traffic, wireless communication and utility markets, and a provider of protective coating services. Valmont also leads the world in mechanized irrigation equipment for agriculture, enhancing food production while conserving and protecting natural water resources. In addition, Valmont produces a wide variety of tubing for commercial and industrial applications.

These statements do not constitute a profit forecast and should not be interpreted to mean that the earnings per Valmont share in any financial period, or any other financial metrics, will necessarily match or be greater than those for the relevant preceding period.

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that management has made in light of experience in the industries in which Valmont operates, as well as management’s perceptions of historical trends, current conditions, expected future developments and other factors believed to be appropriate under the circumstances. As you read and consider this release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond Valmont’s control) and assumptions. Although management believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Valmont’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. These factors include among other things, risk factors described from time to time in Valmont’s reports to the Securities and Exchange Commission, as well as future economic and market circumstances, industry conditions, company performance and financial results, operating efficiencies, availability and price of raw material, availability and market acceptance of new products, product pricing, domestic and international competitive environments, and actions and policy changes of domestic and foreign governments. The Company cautions that any forward-looking statement included in this press release is made as of the date of this press release and the Company does not undertake to update any forward-looking statement.

-more-

This press release and the full announcement by Valmont Group Pty Ltd concerning the offer for the entire issued and to be issued ordinary share capital of Delta (the “Offer”) does not constitute or form part of any offer or invitation to sell or purchase any securities or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, pursuant to the Offer or otherwise.  The Offer will be made solely by an offer document and (in the case of certificated holders of Delta ordinary shares) the accompanying form of acceptance which will contain the full terms and conditions of the Offer, including details of how the Offer may be accepted.

Notice to Overseas Delta Shareholders

The distribution of this document in jurisdictions other than the United Kingdom or the United States may be restricted by the laws of those jurisdictions and therefore persons into whose possession this document comes should inform themselves about and observe any such restrictions. Failure to comply with any such restrictions may constitute a violation of the securities laws of any such jurisdiction.

Unless otherwise determined by Valmont Group Pty Ltd, the Offer is not being, and will not be, made, directly or indirectly, in or into or by the use of the mails of, or by any other means (including, without limitation, electronic mail, facsimile transmission, telex, telephone, internet or other forms of electronic communication) of interstate or foreign commerce of, or any facility of a national securities exchange of any jurisdiction where the relevant action would constitute a violation of the relevant laws and regulations of such jurisdiction or would result in a requirement to comply with any governmental or other consent or any registration, filing or other formality which Valmont regards as unduly onerous (a “Restricted Jurisdiction”) and will not be capable of acceptance by any such use, means or facility or from within any such Restricted Jurisdiction.  Accordingly, unless otherwise determined by Valmont Group Pty Ltd any documentation relating to the Offer are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send any such documents in or into or from any such Restricted Jurisdiction, as doing so may invalidate any purported acceptance of the Offer.  Neither the US Securities and Exchange Commission (the “SEC”) nor any US state securities commission has approved or disapproved the Offer or passed upon the adequacy or completeness of any document relating to the Offer.  Any representation to the contrary is a criminal offence.

-more-

Notice to US holders of ordinary shares

The Offer is for the securities of a corporation organized under the laws of England and is subject to the procedure and disclosure requirements of the United Kingdom, which are different from those of the United States. The Offer is being made in the United States pursuant to Section 14(e) of, and Regulation 14E under, the US Securities Exchange Act of 1934, as amended (the “Exchange Act”), subject to the exemptions provided by Rule 14d-1(d) under the Exchange Act and otherwise in accordance with the requirements of the UK Takeover Code.  Accordingly, the Offer is subject to disclosure and other procedural requirements, including with respect to withdrawal rights, the offer timetable, settlement procedures and timing of payments that are different from those applicable under US domestic tender offer procedures and laws.

It may be difficult for US holders of Delta ordinary shares and other securities to enforce their rights and any claim arising out of the US federal securities laws, since Valmont Group Pty Ltd and Delta are located outside of the United States, and some or all of their officers and directors may be resident outside of the United States. US holders of Delta securities may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the US securities laws. Further, it may be difficult to compel a foreign company and its affiliates to subject themselves to a US court’s judgment.

To the extent permitted by applicable law, in accordance with, and to the extent permitted by, the UK Takeover Code and normal UK market practice and Rule 14e-5 under the Exchange Act, the Offeror or its nominees or brokers (acting as agents) or their respective affiliates may from time to time make certain purchases of, or arrangements to purchase, Delta shares, other than pursuant to the Offer, before or during the period in which the Offer remains open for acceptance.  These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices.  Such purchases, or arrangements to purchase, will comply with all applicable UK rules, including the Code and the rules of the London Stock Exchange, and Rule 14e-5 under the Exchange Act to the extent applicable.  In addition, in accordance with, and to the extent permitted by, the UK Takeover Code, normal UK market practice and Rule 14e-5 under the Exchange Act, Credit Suisse and its affiliates will continue to act as exempt principal traders in Delta Shares on the London Stock Exchange and engage in certain other purchasing activities consistent with their respective normal and usual practice and applicable law, including Rule 14e-5 under the Exchange Act.  Any information about such purchases will be disclosed on a next day basis to the Panel on Takeovers and Mergers and will be available from any Regulatory Information Service including the Regulatory News Service on the London Stock Exchange website, www.londonstockexchange.com.

END